 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1999
                             Registration Statement File No. 333-
========================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                             SOLUTIA INC.
        (Exact name of registrant as specified in its charter)

                  DELAWARE                      43-1781797
      (State or other jurisdiction of        (I.R.S. Employer
      incorporation or organization)        Identification No.)

          10300 OLIVE BOULEVARD                 63166-6760
             P. O. BOX 66760                    (Zip Code)
           ST. LOUIS, MISSOURI
(Address of Principal Executive Offices)


         SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                       (full title of the plan)

                        KARL R. BARNICKOL, ESQ.
                           General Counsel
                             Solutia Inc.
                        10300 Olive Boulevard
                           P. O. Box 66760
                    St. Louis, Missouri 63166-6760
               (Name and address of Agent for service)

                            (314) 674-1000
     (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
=============================================================================================================================
TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM        AMOUNT OF
                                           REGISTERED           PRICE PER SHARE        AGGREGATE OFFERING    REGISTRATION FEE
                                                                                             PRICE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value              225,000<F1>             $19.3125<F2>         $4,345,312.50<F2>        $1,308<F3>
    (and associated Preferred
    Share Purchase Rights)
=============================================================================================================================

<F1>    Section 19 of the Solutia Inc. Non-Employee Director Compensation
        Plan (the "Plan") provides that in the event of a stock dividend, stock split, or other change in corporate capitalization, the total number of shares subject to the Plan may be adjusted proportionately. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares and associated Preferred Share Purchase Rights which, by reason of any such event, may become subject to the Plan.

<F2>    Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for March 10, 1999.

<F3>    Includes a minimum registration fee of $100 for the Preferred
        Share Purchase Rights.

==========================================================================

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        Pursuant to General Instruction E to Form S-8, Solutia Inc. (the "Company") incorporates by reference the contents of the Company's Registration Statement on Form S-8 (File No. 333-35689) as filed with the Securities and Exchange Commission ("SEC") on September 16, 1997, except as the foregoing may be modified by the information set forth herein. This Registration Statement is being filed to register an additional 225,000 shares of Company Common Stock, $0.0l par value (the "Common Stock") and associated Preferred Share Purchase Rights.

ITEM 8. EXHIBITS.

        See Exhibit Index at page 4.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this the 16th of March, 1999.


                                      SOLUTIA INC.
                                      (Registrant)

                                      By /s/ Karl R. Barnickol
                                         -------------------------
                                             Karl R. Barnickol
                                             Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                                       DATE
       ---------                       -----                                       ----
          <F*>          Chairman, Chief Executive Officer                     March 16, 1999
----------------------  and Director (Principal Executive Officer)
    Robert G. Potter


          <F*>          President and Director                                March 16, 1999
----------------------
  John C. Hunter III


          <F*>          Senior Vice President and Chief                       March 16, 1999
----------------------  Financial Officer (Principal Financial Officer)
   Robert A. Clausen


          <F*>          Vice President and Controller                         March 16, 1999
----------------------  (Principal Accounting Officer)
     Roger S. Hoard


          <F*>          Director                                              March 16, 1999
----------------------
   Robert T. Blakely


          <F*>          Director                                              March 16, 1999
----------------------
      Joan T. Bok


          <F*>          Director                                              March 16, 1999
----------------------
    Paul H. Hatfield


          <F*>          Director                                              March 16, 1999
----------------------
   Robert H. Jenkins


          <F*>          Director                                              March 16, 1999
----------------------
     Howard M. Love

                                 2

       SIGNATURE                       TITLE                                       DATE
       ---------                       -----                                       ----

          <F*>            Director                                              March 16, 1999
------------------------
   Frank A. Metz, Jr.


          <F*>            Director                                              March 16, 1999
------------------------
 William D. Ruckelshaus


          <F*>            Director                                              March 16, 1999
------------------------
   John B. Slaughter

   <F*> Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                              /s/ Karl R. Barnickol
                              -----------------------------
                              Karl R. Barnickol
                              Attorney-in-Fact

                           EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.  Description
-----------  -----------

4 Rights Agreement, dated as of August 6, 1997 between the Company and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 4 of the Company's Registration Statement on Form 10 filed with the Commission on August 7, 1997).

5            Omitted -- Inapplicable

15           Omitted -- Inapplicable

23           Consent of Deloitte & Touche LLP

24           Powers of Attorney submitted by Robert G. Potter, John C.
             Hunter III, Robert A. Clausen, Roger S. Hoard, Robert T. Blakely, Joan T. Bok, Paul H. Hatfield, Robert H. Jenkins, Howard M. Love, Frank A. Metz, Jr., William D. Ruckelshaus and John B. Slaughter (incorporated herein by reference to Exhibit 24(a) of the Company's Form 10-K for the year ended December 31, 1998 filed on March 16, 1999)


                                 4